FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 21, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Completion and Restarting of Another Stock Repurchase.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ C. Philip Andorfer
Date:   October 21, 1999                                ------------------------
                                                        C. Philip Andorfer
                                                        Chairman

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                 Date    October 21, 1999
FORT WAYNE, INDIANA 46801-0989                       ---------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027                                 Contact C. Philip Andorfer,
                                                             Chairman
                                                     ---------------------------

                                                     Phone   (219) 423-9405
                                                     ---------------------------



                                  HOME BANCORP
                          COMPLETES AND ALSO ANNOUNCES
                            ANOTHER STOCK REPURCHASE


         FORT  WAYNE,  Indiana,  -- October 21,  1999 -- Home  Bancorp  (Nasdaq:
HBFW), the holding company for Home Loan Bank fsb, announced the completion of its previously announced stock repurchase program. The company announced a share repurchase program on January 21, 1999 to repurchase approximately 10% of its outstanding common shares. The total of 218,531 shares has been repurchased at an average price of $27.66 per share.

         Home Bancorp also announced its intention today to repurchase 5% of its outstanding shares of common stock in the open market. The repurchase, which will commence on or after October 26, 1999, is planned to be completed over the next twelve months. The shares will be purchased at prevailing market prices from time to time depending upon market conditions. The repurchase shares will be held as treasury stock and will be used for general corporate purposes.

         Home Loan Bank serves northeastern Indiana through its nine banking offices located in Allen and Adams Counties. As of October 21, 1999, Home Loan Bank exceeded all applicable regulatory capital requirements.



                       Holding Company for Home Loan Bank